Exhibit 99.1
BigBear.ai Announces Third Quarter 2024 Results

•Awarded 5-year production contract valued at $165 million, beginning in Q4 2024, to deliver the U.S. Army’s Global Force Information Management - Objective Environment (GFIM-OE).
•Demonstrated ConductorOS, the Company’s distributed AI orchestration platform, in a live environment at the U.S. Department of Defense’s (DoD’s) Rapid Defense Experimentation Reserve Technology Readiness Experimentation (RDER T-REX)24-2 event and is showcasing capabilities of ConductorOS in the U.S. Navy’s Mission Autonomy Proving Ground (MAPG) series of exercises through the rest of 2024.
•Revenue increased 22.1% to $41.5 million compared to $34.0 million in 2023.
•Gross margin increased to 25.9% in the third quarter of 2024 compared to 24.7% in 2023.
•Net loss of $12.2 million and non-GAAP Adjusted EBITDA* of positive $0.9 million.
•Cash balance of $65.6 million as of September 30, 2024; $1.9 million net cash used in operating activities in the third quarter.
•Affirming full-year 2024 revenue guidance between $165 million and $180 million.

COLUMBIA, MD – November 5, 2024 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the third quarter of 2024 and issued an investor letter that has been posted to the Investor Relations section of the Company’s website.
“Our third quarter financials show that we are continuing to build a long-term sustainable business, with good cash reserves and steady progress. The headwinds we face as a business are unchanged: the cautious approach of governments and regulators towards artificial intelligence means our business will remain lumpy, and we understand these challenges and are navigating them thoughtfully,” said Mandy Long, CEO of BigBear.ai.

“The route to the long-term success of BigBear.ai lies in both the expertise of our team members and the quality and relevancy of our technology. You can read more details in our letter to investors published today,” she continued.

Financial Highlights
•Revenue increased 22.1% to $41.5 million for the third quarter of 2024, compared to $34.0 million for the third quarter of 2023.
•Gross margin increased to 25.9% in the third quarter of 2024 as compared to 24.7% in the third quarter of 2023, partially driven by higher margin commercial solutions in the third quarter of 2024 compared to the third quarter of 2023.
•Net loss of $12.2 million for the third quarter of 2024, compared to net income of $4.0 million for the third quarter of 2023. The increase in net loss was primarily driven by a decreased benefit from the changes in fair value of warrants. The benefit
*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

of the change of the fair value of derivatives was $1.3 million in the third quarter of 2024 compared to $15.7 million in the third quarter of 2023.
•Non-GAAP Adjusted EBITDA* of positive $0.9 million for the third quarter of 2024 compared to $0.2 million for the third quarter of 2023, primarily driven by improved gross margins and continued focus on cost management.
•SG&A of $17.5 million for the third quarter of 2024 compared to $15.5 million for the third quarter of 2023, partially due to increased headcount, as well as higher costs related to non-recurring integration, strategic initiatives, and non-recurring litigation.
•Ending backlog was $437 million as of September 30, 2024.
•The consolidated year-to-date results include results from Pangiam from the acquisition date of February 29th, 2024 to the end of September 2024.

Momentum
•BigBear.ai awarded production contract to deliver the U.S. Army’s GFIM-OE — The U.S. Army awarded BigBear.ai a five-year, $165.15 million sole source prime contract for GFIM production services. Since 2021, BigBear.ai has been working with the Army to transform 15 legacy systems into an enterprise-wide intelligent automation platform, supporting the Secretary of the Army’s vision for data-centric force management. Building on the contributions through Phase 1 and Phase 2, this contract will support the continued development and transition of GFIM-OE capabilities to production.
•BigBear.ai and Concept Solutions team awarded shared IDIQ contract with Federal Aviation Administration (FAA) — BigBear.ai received an award as a subcontractor to Concept Solutions, LLC (CS). CS is one of 14 companies awarded a FAA Information Technology Innovative Procurement Strategic Sourcing (ITIPSS) contract supporting the Office of Information Technology (AIT). This multiple-award IDIQ contract, with a $2.4 billion shared ceiling over ten years, will enable the FAA to acquire a full range of IT capabilities, solutions, and emerging technologies, offering state-of-the-art IT-related service solutions.
•BigBear.ai implemented biometric boarding solutions for Denver International Airport (DEN) — BigBear.ai announced a successful installation of veriScan, BigBear.ai’s biometric verification solution, at DEN. veriScan is now deployed at 14 international departure gates at DEN, impacting the boarding process for over 46,600 international departing passengers.
•ConductorOS excellence at RDER T-REX24-2 — BigBear.ai demonstrated ConductorOS, BigBear.ai’s AI orchestration platform, at the DoD Office of the Under Secretary of Defense for RDER T-REX24-2 event highlighting its capabilities in edge AI orchestration. ConductorOS was recognized as a Tier 1 technology.
•BigBear.ai participates in U.S. Navy MAPG exercises — BigBear.ai announced its participation in previous and upcoming showcases with the U.S. Navy’s MAPG series of exercises in the second half of 2024, providing maritime domain awareness and edge AI orchestration. In collaboration with the U.S. Navy, BigBear.ai will
*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

continue to showcase ConductorOS, BigBear.ai’s AI, data and sensor orchestration platform, to demonstrate multi-vendor interoperability and AI deployment for the maritime domain.
•BigBear.ai announced the promotion of Carl Napoletano to Chief Operating Officer — Napoletano will continue to report directly to CEO Mandy Long. Napoletano has held a number of senior leadership positions at BigBear.ai, most recently serving as Vice President of Special Projects, where he oversaw the strategic integration of major acquisitions, including Pangiam.
•BigBear.ai receives additional “Awardable” status for DoD’s work in the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace – BigBear.ai announced additional “Awardable” status through the CDAO Tradewinds Solutions Marketplace. The Tradewinds Solutions Marketplace is the premier offering of Tradewinds, the DoD’s suite of tools and services designed to accelerate the procurement and adoption of Artificial Intelligence (AI)/Machine Learning (ML), data, and analytics capabilities. Available capabilities include Trueface, BigBear.ai's proprietary facial recognition software, and support for the U.S. DoD Joint Staff J3’s ORION, a technology-enabled decision-making platform.

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2024, the Company projects:
•Revenue between $165 million and $180 million.
•The projections include the results of Pangiam after the acquisition date of February 29, 2024.
*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Third Quarter and Nine Months Ended
September 30, 2024 and September 30, 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (expect per share amounts)	2024	2023	2024	2023
Revenues	$41,505	$33,988	$114,409	$114,601
Cost of revenues	30,739	25,579	85,594	87,016
Gross margin	10,766	8,409	28,815	27,585
Operating expenses:
Selling, general and administrative	17,485	15,533	57,797	52,825
Research and development	3,820	(349)	8,529	3,004
Restructuring charges	—	—	1,317	780
Transaction expenses	—	1,437	1,450	1,437
Goodwill impairment	—	—	85,000	—
Operating loss	(10,539)	(8,212)	(125,278)	(30,461)
Interest expense	3,541	3,540	10,647	10,656
Net (decrease) increase in fair value of derivatives	(1,278)	(15,659)	14,832	(1,971)
Other income	(647)	(87)	(1,719)	(87)
(Loss) income before income taxes	(12,155)	3,994	(149,038)	(39,059)
Income tax expense (benefit)	21	(5)	22	51
Net (loss) income	$(12,176)	$3,999	$(149,060)	$(39,110)

Basic and diluted net (loss) income per share	$(0.05)	$0.03	$(0.65)	$(0.27)

Weighted-average shares outstanding:
Basic	249,951,542	155,830,775	227,900,950	146,679,444
Diluted	249,951,542	157,894,001	227,900,950	146,679,444

Other comprehensive loss
Foreign currency translation	(8)	—	(8)	—
Total other comprehensive loss	(8)	—	(8)	—
Total comprehensive (loss) income	$(12,184)	$3,999	$(149,068)	$(39,110)

Consolidated Balance Sheets as of
September 30, 2024 and December 31, 2023
(Unaudited)

$ in thousands	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$65,584	$32,557
Accounts receivable, less allowance for credit losses	32,464	21,949
Contract assets	1,914	4,822
Prepaid expenses and other current assets	4,222	4,449
Total current assets	104,184	63,777
Non-current assets:
Property and equipment, net	1,519	997
Goodwill	118,621	48,683
Intangible assets, net	119,257	82,040
Right-of-use assets	9,430	4,041
Other non-current assets	1,072	372
Total assets	$354,083	$199,910

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$4,249	$11,038
Short-term debt, including current portion of long-term debt	—	1,229
Accrued liabilities	26,356	16,233
Contract liabilities	2,082	879
Current portion of long-term lease liability	1,075	779
Derivative liabilities	15,796	37,862
Other current liabilities	1,027	602
Total current liabilities	50,585	68,622
Non-current liabilities:
Long-term debt, net	195,738	194,273
Long-term lease liability	9,327	4,313
Deferred tax liabilities	—	37
Total liabilities	255,650	267,245

Stockholders’ equity (deficit):
Common stock, par value $0.0001; 500,000,000 shares authorized and 250,060,927 shares issued and outstanding at September 30, 2024 and 157,287,522 shares issued and outstanding at December 31, 2023	25	17
Additional paid-in capital	618,256	303,428
Treasury stock, at cost 9,952,803 shares at September 30, 2024 and December 31, 2023	(57,350)	(57,350)
Accumulated deficit	(462,490)	(313,430)
Accumulated other comprehensive loss	(8)	—
Total stockholders’ equity (deficit)	98,433	(67,335)
Total liabilities and stockholders’ equity (deficit)	$354,083	$199,910

Consolidated Statements of Cash Flows for the Third Quarter and Nine Months Ended
September 30, 2024 and September 30, 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2024	2023	2024	2023
Cash flows from operating activities:
Net (loss) income	$(12,176)	$3,999	$(149,060)	$(39,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,394	1,971	8,740	5,936
Amortization of debt issuance costs	505	506	1,517	1,512
Equity-based compensation expense	5,168	4,793	16,074	12,592
Goodwill impairment	—	—	85,000	—
Non-cash lease expense	190	153	553	450
Provision for doubtful accounts	44	50	220	1,607
Deferred income tax (benefit) expense	—	—	(37)	53
Net increase in fair value of derivatives	(1,278)	(15,659)	14,832	(1,971)
Loss on sale of property and equipment	—	2	—	10
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	836	7,189	(5,396)	(546)
(Increase) decrease in contract assets	(703)	(106)	3,078	860
Decrease in prepaid expenses and other assets	297	937	1,540	6,181
(Decrease) increase in accounts payable	(3,177)	1,778	(8,224)	(6,346)
Increase in accrued liabilities	5,958	1,375	7,610	2,035
(Decrease) increase in contract liabilities	(983)	320	486	298
(Decrease) increase in other liabilities	29	(728)	(246)	(1,794)
Net cash used in operating activities	(1,896)	6,580	(23,313)	(18,233)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	13,935	—
Purchases of property and equipment	(137)	—	(304)	(2)
Capitalized software development costs	(4,171)	(2,744)	(7,396)	(2,744)
Net cash provided by (used in) investing activities	(4,308)	(2,744)	6,235	(2,746)
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	—	—	53,809	—
Proceeds from issuance of Private Placement and Registered Direct Offering shares	—	—	—	50,000
Payment of Private Placement and Registered Direct Offering transaction costs	—	(499)	—	(5,724)
Repayment of short-term borrowings	(417)	(522)	(1,229)	(2,059)
Proceeds from exercise of options	—	—	119	—
Issuance of common stock upon ESPP purchase	—	531	607	531
Payments of tax withholding from the issuance of common stock	(3)	(1,085)	(3,143)	(2,217)
Net cash provided by financing activities	(420)	(1,575)	50,163	40,531
Effect of foreign currency rate changes on cash and cash equivalents	(58)	—	(58)	—
Net increase in cash and cash equivalents	(6,682)	2,261	33,027	19,552
Cash and cash equivalents at the beginning of period	72,266	29,923	32,557	12,632
Cash and cash equivalents at the end of the period	$65,584	$32,184	$65,584	$32,184

EBITDA* and Adjusted EBITDA* for the Third Quarter and Nine Months Ended
September 30, 2024 and September 30, 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2024	2023	2024	2023
Net (loss) income	$(12,176)	$3,999	$(149,060)	$(39,110)
Interest expense	3,541	3,540	10,647	10,656
Interest income	(635)	(86)	(1,807)	(86)
Income tax expense (benefit)	21	(5)	22	51
Depreciation and amortization	3,394	1,971	8,740	5,936
EBITDA	(5,855)	9,419	(131,458)	(22,553)
Adjustments:
Equity-based compensation	5,168	4,793	16,074	12,592
Employer payroll taxes related to equity-based compensation(1)	29	8	741	365
Net (decrease) increase in fair value of derivatives(2)	(1,278)	(15,659)	14,832	(1,971)
Restructuring charges(3)	—	—	1,317	780
Non-recurring strategic initiatives(4)	1,568	159	4,942	2,480
Non-recurring litigation(5)	574	—	1,119	—
Transaction expenses(6)	—	1,437	1,450	1,437
Non-recurring integration costs(7)	742	—	1,625	—
Goodwill impairment(8)	—	—	85,000	—
Adjusted EBITDA	$948	$157	$(4,358)	$(6,870)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The increase in fair value of derivatives during the nine months ended September 30, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (collectively, the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $27.4 million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the nine months ended September 30, 2024. The decrease in fair value of derivatives during the three months ended September 30, 2024 relates to remeasurement of the 2024 Warrants and IPO Warrants’ fair value.
(3)	During the nine months ended September 30, 2024 and the nine months ended September 30, 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam Acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam Acquisition.
(8)	During the nine months ended September 30, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

Adjusted EBITDA Reconciliation* for the Third Quarter and Nine Months Ended
September 30, 2024 and September 30, 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2024	2023	2024	2023
Revenue	$41,505	$33,988	$114,409	$114,601

Net loss	(12,176)	3,999	(149,060)	(39,110)
Interest expense	3,541	3,540	10,647	10,656
Interest income	(635)	(86)	(1,807)	(86)
Income tax expense (benefit)	21	(5)	22	51
Depreciation & amortization	3,394	1,971	8,740	5,936
EBITDA	$(5,855)	$9,419	$(131,458)	$(22,553)

Adjustments:
Equity-based compensation	5,168	4,793	16,074	12,592
Employer payroll taxes related to equity-based compensation	29	8	741	365
Net (decrease) increase in fair value of derivatives	(1,278)	(15,659)	14,832	(1,971)
Restructuring charges	—	—	1,317	780
Non-recurring integration costs and strategic initiatives	2,310	159	6,567	2,480
Non-recurring litigation	574	—	1,119	—
Transaction expenses	—	1,437	1,450	1,437
Goodwill impairment	—	—	85,000	—
Adjusted EBITDA	$948	$157	$(4,358)	$(6,870)
Gross margin	25.9%	24.7%	25.2%	24.1%
Net (loss) income margin	(29.3)%	11.8%	(130.3)%	(34.1)%
Adjusted EBITDA margin	2.3%	0.5%	(3.8)%	(6.0)%
*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

Recurring SG&A Reconciliation* for the Third Quarter and Nine Months Ended
September 30, 2024 and September 30, 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2024	2023	2024	2023
Selling, general and administrative	$17,485	$15,533	$57,797	$52,825
Equity-based compensation allocated to selling, general and administrative expense	(3,029)	(3,071)	(9,180)	(8,193)
Non-recurring integration costs and strategic initiatives	(2,310)	(159)	(6,567)	(2,480)
Non-recurring litigation	(574)	—	(1,119)	—
Virgin Orbit AR Reserve	—	(50)	—	(1,475)
Adjusted (recurring) selling, general and administrative expense	$11,572	$12,253	$40,931	$40,677

*These are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section in this press release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “aim,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar words and the negative expressions thereof that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the length of our sales cycle and the time and expense associated with it; risks related to the length of our sales cycle and the time and expense associated with it; risks related to the rollout of the business and the timing of expected business milestones; our ability to secure financing or raise capital to operate and grow our business; risks related to our existing debt and our ability to refinance it on favorable terms; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, and Recurring SG&A have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net loss before interest expense, interest income, income tax (benefit) expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring litigation, transaction expenses and goodwill impairment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Recurring SG&A is defined as selling, general and administrative expense further adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring strategic integration costs and strategic initiatives, non-recurring litigation, and reserves on Virgin Orbit receivables.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Recurring SG&A as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables below. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

About BigBear.ai

BigBear.ai is a leading provider of AI-powered decision intelligence solutions for national security, digital identity, and supply chain management. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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